Exhibit 99.1

BTHC VII, INC. AND WHITEHALL JEWELERS, INC. COMPLETE REVERSE
MERGER AND RAISE $50 MILLION IN PRIVATE PLACEMENT TRANSACTION

Chicago, IL – July 30, 2007 – BTHC VII, Inc. (OTCBB:BTVI), a Delaware corporation, has acquired Whitehall Jewelers, Inc., a privately-held Delaware corporation, through a reverse merger transaction.  Concurrent with the closing of the merger, BTHC VII and Whitehall Jewelers consummated a private placement transaction in which gross proceeds of $50 million were raised.  Pursuant to the merger, Whitehall Jewelers has become a wholly-owned operating subsidiary of BTHC VII and shall constitute BTHC VII’s sole business.  The sole officer of BTHC VII has resigned and the officers of Whitehall have assumed their respective positions with BTHC VII. Ten days after the filing of an information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, BTHC VII's board of directors will be reconstituted by the appointment of Edward Dayoob, Jonathan Duskin, William R. Lazor and Charles G. Phillips (all of whom were directors of Whitehall immediately prior to and after the reverse merger), and Efrem Gerszberg, a director elect of BTHC VII and the resignation of Timothy P. Halter from his role as the sole director of BTHC VII. BTHC VII plans to change its name to Whitehall Jewelers Holdings, Inc. as soon as practicable after all applicable requirements can be satisfied.

Whitehall’s existing security holders were issued an aggregate of 24,853,801 million shares of BTHC VII common stock in connection with the merger.   In connection with the private placement transaction, the purchasers received a total of 14,619,883 shares of common stock at a price of $3.42 per share and warrants to purchase up to 7,309,939 shares of common stock at an exercise price of $4.10. Roth Capital Partners, LLC acted as exclusive placement agent for the private placement, while Halter Financial Group, L.P. consulted on the reverse merger transaction. The net proceeds of the private placement will be used to repay approximately $35.0 million of outstanding indebtedness under Whitehall’s Senior Term Loan facility with the remaining net proceeds used for fees related to the merger and private placement, general corporate purposes, including working capital, payments of other indebtedness, sales and marketing and capital expenditures.

The securities issued by BTHC VII in the foregoing transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom. This press release shall not constitute an offer to sell securities and is not soliciting an offer to buy securities.

About Whitehall Jewelers

Whitehall Jewelers, Inc. is a national specialty retailer of fine jewelry, operating 314 stores in 37 states. The Company operates stores in regional and super regional shopping malls under the names Whitehall and Lundstrom.

Safe Harbor Statement

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events that are based on the current beliefs of the

Company’s management as well as assumptions made by and information currently available to management, including statements related to the markets for the Company’s products, general trends and trends in the Company’s operations or financial results, plans, expectations, estimates and beliefs. Such statements reflect the Company’s judgment as of the date of this press release with respect to future events, the outcome of which is subject to certain risks, which may have a significant impact on the Company’s business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein.  The Company undertakes no obligation to update forward-looking statements.

Contact:
Whitehall Jewellers, Inc.
Robert Nachwalter
Senior Vice President and General Counsel
312-762-0594